Exhibit (13) (a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
Variable Separate Account 811-03859	333-185778 333-185780 333-185784 333-185762 333-185787 333-185775 333-185791	333-185840 333-185797 333-185798 333-185799 333-185801 333-185838 333-185800	333-185837 333-185831 333-185818 333-185820 333-185815 333-185816 333-185788	333-185786 333-185808 333-198223 333-223017 333-213338
Variable Annuity Account One 811-04296	333-185802
Variable Annuity Account Two 811-08626	333-185821
Variable Annuity Account Four 811-08874	333-185803
Variable Annuity Account Five 811-07727	333-185793 333-185804 333-185829 333-185825	333-185826 333-185822 333-185824 333-185828	333-185814 333-185809 333-185811 333-185810	333-185813
Variable Annuity Account Seven 811-09003	333-185790 333-185794	333-185795 333-185806	333-185807	333-185832
Variable Annuity Account Nine 811-21096	333-185834	333-185835	333-185841	333-185842
AGL Separate Account A 811-01491	033-44745	033-44744
AGL Separate Account VL-R 811-08561	333-151576 333-146948 333-43264 333-82982 333-89897 333-196172	333-80191 333-53909 333-42567 333-103361 333-118318	333-129552 333-109613 333-90787 333-65170 333-87307	333-137817 333-143072 333-144594 333-153093 333-153068
AGL Separate Account VUL 811-05794	333-102301
AGL Separate Account VUL-2 811-06366	333-102300	333-102299
AGL Separate Account I 811-05301	333-185785 333-185819 333-185789	333-185839 333-185827 333-185843	333-185817 333-185836 333-185796	333-185823 333-185805 333-185785
AGL Separate Account II 811-04867	333-185761 333-185833	333-185812 333-185782	333-185830
AGL AG Separate Account A 811-08862	333-185844	333-185792
AG Separate Account D 811-02441	333-25549 033-43390	002-49805 333-109206	333-81703 333-70667	333-40637 033-57730
AGL Separate Account VA-1 811-07781	333-102302
AGL Separate Account VA-2 811-01990	333-102303

AGL POA - 1

POWER OF ATTORNEY

Signature	Title	Date

/S/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman, Chief Executive Officer, and President	April 12, 2018

/S/ KATHERINE A. ANDERSON KATHERINE A. ANDERSON	Director, Senior Vice President and Chief Risk Officer	April 16, 2018

/S/ THOMAS J. DIEMER THOMAS J. DIEMER	Director, Executive Vice President and Chief Financial Officer	April 16, 2018

/S/ DEBORAH A. GERO DEBORAH A. GERO	Director, Senior Vice President and Chief Investment Officer	April 17, 2018

/S/ JANA W. GREER JANA W. GREER	Director and Chief Executive Officer, Individual Retirement	April 17, 2018

/S/ ELIAS F. HABAYEB ELIAS F. HABAYEB	Director	April 23, 2018

/S/ MICHAEL P. HARWOOD MICHAEL P. HARWOOD	Director, Senior Vice President, Chief Actuary and Corporate Illustration Actuary	April 12, 2018

/S/ STEPHEN A. MAGINN STEPHEN A. MAGINN	Director, Senior Vice President and Chief Distribution Officer	April 20, 2018

/S/ JONATHAN J. NOVAK JONATHAN J. NOVAK	Director and President, Institutional Markets	April 12, 2018

RODNEY E. RISHEL	Director, and President, Life, Disability and Health

/S/ DON W. CUMMINGS DON W. CUMMINGS	Senior Vice President and Controller	April 23, 2018

AGL POA - 2